First Quarter 2021 Quarterly Update

Quarterly Highlights On January 25, 2021, Cannae announced a $250 Million subscription to a private placement offering associated with Foley Trasimene Acquisition Corp.’s (WPF) business combination with Alight Solutions (Alight). Cannae’s total investment in Alight will be approximately $400 Million upon closing of the merger for which we expect to receive 44.6 Million Alight common shares and 8.0 Million warrants to purchase Alight common shares inclusive of Cannae’s portion of the Sponsor promote. On February 4, 2021, our joint venture with Senator Investment Group completed its exit from CoreLogic, Inc. (NYSE: CLGX) stock. With this transaction and the subsequent wind down of the joint venture, Cannae received $481 Million in proceeds on an investment of $292 Million, or a 78% IRR, in a weighted average investment period of less than one year. On March 1, 2021, Cannae announced that our Board of Directors authorized a three year, 10 Million Share Repurchase Plan. On March 2, 2021, Cannae announced a $50 Million investment in Tailwind Acquisition Corp. (NYSE: TWND), payable in conjunction with TWND’s announced merger (the Combination) with QOMPLX, a Cannae portfolio company. The investment, comprised of a $12.5 Million convertible promissory note (the Note) and a $37.5 Million private investment in public equity (PIPE) investment, is in addition to Cannae’s existing $30 Million investment in QOMPLX. Upon completion of the merger, Cannae will receive 23.7 Million TWND shares, including 17.8 Million for our initial investment. The PIPE investment and conversion of the Note will occur concurrently with the closing of the Combination, which is expected to occur in mid-2021. WILLIAM P. FOLEY, II Chairman ON THE COVER: Hannibal crossing the Rhone with elephants. The Battle of Cannae is regarded as one of the greatest tactical feats in military history. CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 1 To Our Fellow Shareholders, Cannae kicked off 2021 with a flurry of transactions including the announcements of Foley Trasimene Acquisition Corp.’s (WPF) merger with Alight, the profitable exit of our investment in CoreLogic, the IPO of QOMPLX via merger with Tailwind Acquisition Corp. (TWND), the launch of two new SPAC vehicles (AUS, AUZ), the closing of the Foley Trasimene Acquisition Corp. II (BFT) and PaySafe business combination, and our minority investment in Sightline Payments. I believe our investments in these business combinations share similar characteristics to Cannae’s successful investment portfolio. These characteristics include being industry utilities with strong defensible market positions; the ability to capture significant market share, the potential for enhanced revenue and margin growth; and ultimately, multiple expansion, all of which unlock opportunity for Cannae and its investors to earn a return of multiples on our invested capital. The recent decline of the SPAC market has created opportuni- ties for Cannae to pursue a differentiated strategy of investing in high-quality companies and management teams with superior track records of success. Our underlying purpose will remain directing the capital of our investors into high-quality companies with prospects for superior returns.

On March 2, 2021, we announced the completion of the upsized Initial Public Offering (IPO) of Austerlitz Acquisition Corporation I (NYSE: AUS). Cannae holds an approximate 10% economic interest in the AUS sponsor who invested in private placement warrants and founder shares at the IPO, and agreed to participate as an anchor investor by entering into a forward purchase agreement for Class A shares and warrants at the closing of AUS's initial business combination.

On March 2, 2021, we announced the completion of the upsized Initial Public Offering (IPO) of Austerlitz Acquisition Corporation II (NYSE: ASZ). Cannae holds an approximate 20% economic interest in the founder shares held by the ASZ sponsor, invested directly in private placement warrants of ASZ at the IPO, and agreed to participate as an anchor investor by entering into a forward purchase agreement for Class A shares and warrants at the closing of ASZ's initial business combination.

On March 30, 2021, following Foley Trasimene Acquisition Corp. II (BFT) shareholder approval, we announced the closing of our $500 Million investment in the Paysafe business combination with BFT. Cannae now owns 54.0 Million Paysafe Limited common shares (NYSE: PSFE) and 8.1 Million warrants. Excluding amounts for the warrants, our implied cost per PSFE share is $9.10.

On March 31, 2021, Cannae closed a $32 Million investment in Sightline Payments. Sightline is a fintech company focused on payment solutions in the gaming, entertainment, lottery, sports betting, and hospitality industries. Cannae owns approximately 5% of Sightline as part of a $100 Million funding round.

Total Cannae shareholder equity was $3.5 Billion, or $38.76 per share, as of March 31, 2021, compared to $2.2 Billion, or $27.57 per share, at March 31, 2020.

Cannae ended March, 2021, with over $387 Million in corporate cash plus undrawn credit capacity.

We can continue to pursue our strategy via SPACs, direct investment, private equity and hedge fund partnerships, and may use other avenues of accessing the capital markets.

The success of our previous SPAC investments continues to provide robust investor demand and market opportunities. Cannae believes it is a preferred partner for operating companies and financial sponsors alike as we continue to see healthy deal flow.

We remain committed to pursuing investments in large growing industries where we see the opportunity for transformation, both at the firm level and in the overall industry segment. Our investments in payments, iGaming, Human Capital Management, and cyber security are all great examples of this approach.

SELECT PORTFOLIO UPDATES

dun & bradstreet

Three Months Ended March 31,	2021	2020
Revenue	$ 504.5M	$ 395.7M
Net (loss) income	$ (25.0M)	$ 41.9M
Adjusted EBITDA	$ 185.6M	$ 135.1M

Dun & Bradstreet (NYSE: DNB) shares ended the first quarter at $23.81, giving Cannae's 76.6 Million shares, 17.7% of D&B's equity, a fair value of $1.8 Billion, maintaining a more than 3x return on our initial investment and a nearly 10% gain on our follow-on IPO investment. In the first quarter 2021, D&B generated revenues and Adjusted EBITDA above consensus estimates, underscoring the resilience of D&B's proprietary data assets. With the addition of Bisnode, revenues grew by nearly $109 Million year-over-year and Adjusted EBITDA increased by more than $50 Million, or 37%, compared to $135.1 Million in the year ago quarter.



CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 2

CERIDIAN

Ceridian (NYSE: CDAY) is Cannae's longest publicly traded holding and one of its most valuable. After Ceridian's April 2018 IPO, Cannae held 37.1 Million shares worth $1.1 Billion at an average cost of approximately $6.00 per share. Since that time, Cannae has sold 23.2 Million shares, or 62% of its holdings. At the close of March 2021, Cannae's remaining 14 Million shares are worth $1.2 Billion and represent approximately 9.4% of Ceridian's equity.

In March, Ceridian completed its acquisition of Ascender, a leading HR and payroll solutions provider in the Asia Pacific region, adding more than 1,200 companies serving 1.3 Million employees. Ascender marked Ceridian's third acquisition in 18 months. Last year's acquisition of Excelity Global and its 300 customers followed Ceridian's acquisition of Australia's RITEQ. In April, Ceridian announced an agreement to acquire Ideal, a leading talent intelligence system that utilizes artificial intelligence technology to analyze data across the employee lifecycle. These acquisitions demonstrate the leverage that Ceridian's Dayforce platform can bring to bear, delivering a high-quality SaaS product at a more efficient cost.

Paysafe:

Today, our third largest holding is Paysafe (NYSE: PSFE). We are very pleased the business combination of BFT and PSFE closed on March 30, 2021. In conjunction with the merger, Cannae funded $500 Million of its investment commitments including a $150 Million forward purchase agreement and a $350 Million PIPE agreement announced in December 2020. The investments augment Cannae's founder shares from its approximately 15% economic interest in the BFT sponsor and a $4.7 Million investment in private placement warrants.

Cannae now holds 54 Million common shares and warrants on 8.1 Million common shares, with a net implied cost per share of $9.10, excluding value from the 8.1 Million warrants. As of May 7, 2021, shares of PSFE common and warrants trade at $13.45 and $4.38, respectively, implying a combined gain of nearly $266 Million for Cannae shareholders.

optimalblue

Three Months Ended March 31,		2021		2020
Revenue	$	41.6M	$	33.0M
Net (loss) income	$	(21.5M)	$	2.2M
Adjusted EBITDA	$	21.6M	$	14.0M

Cannae made its investment in Optimal Blue on September 15, 2020. Financial information for the three months ended March 31, 2020, is presented for comparative purposes.

Cannae has a $289 Million investment in Optimal Blue (20% interest), a leading provider of pricing analytics to the mortgage industry. Optimal Blue continues to outperform our initial expectations and current year plan, growing year-over-year revenues and Adjusted EBITDA at double digit rates and expanding Adjusted EBITDA margin in the first quarter 2021. Optimal Blue continues to develop new and enhanced products for the mortgage origination markets that will build on its industry-leading solution and generate continued growth. An example of this is the near completion of the LoanSifter migration, a 3-year project that enables back office consolidation of content management. Other achievements include next generation integrations with FreddieMac and FannieMae, and the re-launch and integration of the Capture retention product.

AMERILIFE

Cannae invested $120 Million last March for a 20% stake in AmeriLife, a marketing organization focused on health and retirement planning. AmeriLife continues to make disciplined growth a hallmark since our investment last year. In the first quarter of 2021, AmeriLife continued to grow organically and through the acquisitions of Nashville-based Senior Market Advisors; DFS Marketing, of Monroe, Texas, and Insurance 360, an Austin, Texas agency that serves over 50,000 policyholders.

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 3

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 4 SPAC UPDATES In January, we announced our intent to supplement our prior $150 Million forward purchase commitment in Foley Trasimene Acquisition Corp. (WPF) with a $250 Million PIPE participation in the definitive merger of WPF and Alight Solutions (Alight), that reflects an implied pro forma enterprise value for Alight of approxi- mately $7.3 Billion. Alight is the leading provider of employee engagement platforms serving half the Fortune 500 companies and over 30 Million covered lives. Alight’s platform helps employers and employees navigate health, wealth, and other benefit elections and serves as a gateway into other forms of employee engagement including wellness and continuing education. When the business combination closes, expected to occur in mid-2021, Cannae’s total investment will be approximately $405 Million, for which we will receive 44.6 Million Alight common shares and 8 Million warrants on Alight common shares. Excluding the cost of the warrants, our cost per Alight share is $8.96. As of May 7, 2021, shares of WPF trade at $10.06 per share and warrants trade at $1.66 per warrant, implying a more than $64 Million gain for Cannae. In the first week of March 2021, Austerlitz Acquisition Corporation I (AUS) and Austerlitz Acquisition Corporation II (ASZ) closed on their IPOs. In both cases, the IPOs were upsized and underwriters fully exercised their over-allotment, raising $690 Million and $1.38 Billion in gross proceeds, respectively. In conjunction with the upsized IPOs, Cannae invested $1.6 Million for 1,053,333 AUS private placement warrants and $29.6 Million for 19,733,333 ASZ private placement warrants, and holds an economic interest of approximately 10% and 20%, respectively, AUSTERLITZ ACQUISITION CORPORATION I TM AUSTERLITZ ACQUISITION CORPORATION II TM in the sponsors of AUS and ASZ. In conjunction with the March 2, 2021 IPOs, Cannae entered into forward purchase agreements with AUS and ASZ of $50 Million and $125 Million, respectively, in which Cannae will purchase shares of AUS Class A ordinary shares in an aggregate share amount equal to 5,000,000 Class A ordinary shares, plus an aggregate of 1,250,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share and will purchase shares of ASZ Class A ordinary shares in an aggregate share amount equal to 12,500,000 Class A ordinary shares, plus an aggregate of 3,125,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share. As a member of the founder group, Cannae invested $1.9 Million in Trebia Acquisition Corporation (NYSE: TREB) for founder shares and private placement warrants, in addition to entering into a $75 Million forward purchase agreement for 7.5 Million Class A shares and 2.5 Million warrants on Class A shares. Following our fourth quarter 2020 earnings release, we were hopeful to have an announced merger agreement shortly thereafter. While unfortunately, we are not currently able to provide an update on an intended target, I do hope to do so in the foreseeable future. Our investment team continues to unearth and screen targets from both organic and external sources that meet our investment strategy and are suitable for TREB. It’s important to note, that our process for screening acquisition targets requires the utmost due diligence, a process that has been refined over the course of several decades and one that we will not sacrifice at the expense of closing a deal we believe may not deliver the maximum value to both our shareholders and the shareholders of TREB. I

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 5 In March 2021, Tailwind Acquisition Corporation (NYSE: TWND) announced a definitive merger agreement with our portfolio company, QOMPLX. We are pleased the market recognized the value and talent of the team at QOMPLX and we signaled our continued confidence by announcing an additional $50 Million investment in the combined entity. Cannae invested $12.5 Million in a convertible promissory note that has a one-year term, carries a 7.5% annual interest rate, and is expected to convert into 1.25 Million shares at the business combination. Concurrently, we committed to a $37.5 Million PIPE for 3.75 Million shares in addition to 835,539 founder shares. Our prior $30 Million investment in QOMPLX will convert to 17.8 Million shares, giving Cannae a total of 23.7 Million shares with an implied cost per TWND share of $3.38. As of May 7, 2021, shares of TWND trade at $9.90 per share, implying a more than $154 Million gain for Cannae. At the conclusion of 2020, Cannae made an additional investment in CorroHealth in conjunction with their acquisition of Versalus Health, a clinical documentation improvement firm that will broaden their platform and offer additional cross-selling opportunities. CorroHealth performed above plan in the first quarter, including and excluding Versalus, validating their long-term business model. To conclude, our first quarter results and more importantly, our investments, are emblematic of Cannae’s disciplined investment approach. Following a year of much dislocation and uncertainty in the markets, Cannae pursued its differentiated strategy during the first quarter, achieving the previously outlined successes. We believe the value we offer our investors is not currently reflected in our share price. We hope continued strong investment returns, potential future monetization events, and opportunistic share buybacks will result in a more accurate reflection of the underlying intrinsic value embedded within Cannae’s investments. The management team and I are focused on the value our investments return to our most valued constituents, our shareholders. We are energized by our first quarter accomplishments and look forward to further executing on behalf of our fellow shareholders, and providing an update following the second quarter. WILLIAM P. FOLEY, II Chairman I

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 6 Condensed Consolidated Statements of Operations (In Millions, except per share amounts) (Unaudited) Three Months Ended March 31, 2021 2020 Restaurant revenue $ 167.3 $ 169.9 Other operating revenue 4.6 3.1 Total operating revenue 171.9 173.0 Cost of restaurant revenue 147.7 153.1 Personnel costs 12.0 29.2 Depreciation and amortization 7.9 8.4 Other operating expenses 40.3 27.9 Goodwill impairment — 7.7 Total operating expenses 207.9 226.3 Operating loss $ (36.0) $ (53.3) Interest, investment and other income 0.9 2.2 Interest expense (2.1) (3.8) Recognized (losses) gains, net (312.5) 915.1 Total other (expense) income (313.7) 913.5 (Loss) earnings before tax $ (349.7) $ 860.2 Income tax (benefit) expense (62.0) 169.4 Equity in earnings (losses) of unconsolidated affiliates 53.9 (52.7) Less: losses attributable to noncontrolling interests (0.7) (9.6) Net (loss) earnings attributable to Cannae common shareholders $ (233.1) $ 647.7 Per share amounts: (Loss) earnings per share attributable to Cannae common shareholders - basic $ (2.55) $ 8.19 (Loss) earnings per share attributable to Cannae common shareholders - diluted $ (2.55) $ 8.17 Cannae weighted average shares - basic 91.5 79.1 Cannae weighted average shares - diluted 91.6 79.3 Adjusted EBITDA reconciliation: (Loss) earnings before tax $ (349.7) $ 860.2 Interest expense (2.1) (3.8) Depreciation and amortization 7.9 8.4 Non-cash losses (gains) and asset impairment charges, net 312.1 (678.3) Adjusted EBITDA $ (27.6) $ 194.1

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 7 Condensed Consolidated Balance Sheets (In Millions) (Unaudited) March 31, 2021 December 31, 2020 Current assets: Cash and cash equivalents $ 439.7 $ 724.7 Fixed maturity securities available for sale, at fair value 35.8 35.2 Other current assets 40.5 84.3 Assets held for sale 76.9 — Total current assets 592.9 844.2 Equity securities, at fair value 1,232.3 1,799.1 Investments in unconsolidated affiliates 2,011.1 1,453.0 Lease assets 182.1 202.3 Property and equipment, net 119.6 145.8 Other intangible assets, net 29.2 51.8 Goodwill 53.4 53.4 Other long-term investments and noncurrent assets 84.8 63.8 Total assets $ 4,305.4 $ 4,613.4 Current liabilities: Accounts payable and other accrued liabilities, current $ 78.0 $ 93.2 Lease liabilities, current 23.2 26.2 Income taxes payable 64.8 47.4 Deferred revenue 17.0 23.9 Notes payable, current 13.9 11.3 Liabilities held for sale 40.2 — Total current liabilities 237.1 202.0 Notes payable, long term 45.8 52.2 Deferred tax liabilities 244.8 325.3 Lease liabilities, long term 176.8 195.6 Accounts payable and other accrued liabilities, long term 50.6 53.1 Total liabilities 755.1 828.2 Additional paid-in capital 1,878.3 1,875.8 Retained earnings 1,696.7 1,929.8 Treasury stock (21.1) (21.1) Accumulated other comprehensive loss (8.7) (4.9) Noncontrolling interests 5.1 5.6 Total equity 3,550.3 3,785.2 Total liabilities and equity $ 4,305.4 $ 4,613.4

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 8 Invested Capital Subject to Management Fee The following is the invested capital for the portion of the Company’s portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC (In Millions). Mar 31, 2021 (Unaudited) Dun & Bradstreet $ 726.1 Paysafe 496.6 Optimal Blue 289.0 AmeriLife 121.3 99 Restaurants 100.5 CorroHealth 72.5 QOMPLX, Inc. 42.5 Other 176.4 Invested capital subject to management fee $ 2,024.9

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 9 Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures for certain investments which we believe provides useful informa- tion to investors and ratings agencies regarding our affiliates’ results, operating trends, and performance between periods. We define our consolidated Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges. We present our consolidated Adjusted EBITDA because we believe it provides management and investors with meaningful information about the non-cash results of the Company. Any non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation, and should be viewed in addition to, and not be considered in isolation or as a substitute for, analysis of results reported in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes, and depreciation and amortization (Adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments, and contingent consideration adjustments), and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws, and material tax and legal settlements). We present D&B’s Adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provides useful information to investors and rating agencies regarding its results, operating trends and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures, should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger- and acquisition-related operating costs; (xii) transition costs, primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain, and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fees, facilities, overhead, and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Optimal Blue We include Optimal Blue and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is used by management to assess performance of Optimal Blue. Optimal Blue’s Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude non-recurring transaction and integration costs related to Black Knight’s acquisition of Optimal Blue, and Optimal Blue’s predecessor entities historical acquisitions, incremental one-time costs incurred related to implementation of cost saving initiatives, equity-based com pen- sation expense, historical non-recurring expenses of Optimal Blue’s predecessor entities, and management consulting fees paid by Optimal Blue’s predecessor entities to certain of its previous equity holders. Management believes that Adjusted EBITDA is helpful in highlighting the performance trends of Optimal Blue because it excludes non-cash costs and the results of decisions that are outside the normal course of Optimal Blue’s ongoing business operations.

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 10 Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended March 31, 2021 2020 Net (loss) income attributable to D&B $ (25.0) $ 41.9 Interest expense, net 48.8 82.7 Income tax benefit (9.8) (74.2) Depreciation and amortization 149.7 134.4 EBITDA 163.7 184.8 Dividends allocated to preferred stockholders — 32.0 Other (income) expense, net (6.8) (89.3) Equity in net income of affiliates (0.6) (0.7) Net income attributable to non-controlling interest 1.7 0.4 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (0.7) (4.9) Equity-based compensation 7.9 3.8 Merger and acquisition costs 3.1 2.5 Restructuring charges 5.8 4.8 Transition costs 0.6 1.6 Legal reserve associated with significant legal and regulatory matters 9.9 — Asset impairments 1.0 0.1 Adjusted EBITDA $ 185.6 $ 135.1

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 11 Optimal Blue Cannae accounts for its investment in Optimal Blue using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Optimal Blue’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. We acquired our initial interest in Optimal Blue on September 15, 2020. Financial information for the three months ended March 31, 2020 represents the historical information of Optimal Blue, LLC and Compass Analytics, LLC, the operating businesses which now make up the entity in which we are invested in, and is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Optimal Blue. Optimal Blue Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended March 31, 2021 2020 Net (loss) income $ (21.5) $ 2.2 Interest expense 7.8 3.5 Income tax (benefit) expense (3.5) — Depreciation and amortization 34.2 6.3 EBITDA 17.0 12.0 Transaction and integration costs 1.7 1.3 Equity-based compensation 2.2 0.5 Expense reduction initiatives 0.7 — Management fees — 0.2 Adjusted EBITDA $ 21.6 $ 14.0

CANNAE HOLDINGS FIRST QUARTER 2021 QUARTERLY UPDATE 12 About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Cannae was founded and is led by investor William P. Foley, II. Foley is responsible for the creation and growth of over $140 Billion in publicly traded companies including Fidelity National Information Services (NYSE: FIS), Fidelity National Financial (NYSE: FNF), and Black Knight, Inc. (NYSE: BKI). Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), which recently completed a successful business transformation and IPO. Cannae holds an approximate 17.7% interest in Dun & Bradstreet or ~76 Million shares. Cannae’s second principal holding is Ceridian (NYSE: CDAY), which Foley transformed from a legacy payroll bureau into a leading cloud-based provider of human capital management software. Cannae owns 9.4% of Ceridian representing approximately 14 Million shares. Cannae also holds approximately 54 Million shares, or approximately 7.5% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer FIRST QUARTER 2021 CONFERENCE CALL DETAILS Date: May 10, 2021 Time: 5:00pm ET Participant dial in: (877) 300-8521 (Domestic) (412) 317-6026 (International) Replay Availability A replay may be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671, and providing the access code 10155275.  The telephonic replay will be available until 11:59 pm ET on May 17, 2021. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Shannon Devine, sdevine@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com Corporate Information